UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2016, Accuride Corporation ("Accuride") entered into a First Amendment to Lease (the "Lease Amendment") with Big Box Property Owner A, LLC ("Big Box"), as successor-in-interest to Cabot Acquisitions, LLC, which extended the term and made certain modifications to the existing Lease between the parties, which had an effective date of August 7, 2013 (the "Lease").  Pursuant to the Lease Amendment, Accuride will continue to lease from Big Box its existing leasehold interest in property located in Batavia, Illinois, which Accuride uses to conduct its distribution business.  The Lease Amendment extended the term of the Lease for a period commencing December 1, 2016 and ending January 31, 2022, subject to an early termination right as provided in the Lease Amendment and the right to further extend the term of the lease for one additional period of five years.  The base rent during the extension period, commencing on February 2017, will be $44,036.02 per month with certain periodic increases thereafter as specified in the Lease Amendment.  In addition, Accuride will be responsible for Shared Expenses (as defined in the Lease Amendment) in equal monthly installments of $21,508.52, subject to increases as specified in the Lease Amendment. The above summary of the Lease Amendment is qualified in its entirety by reference to the terms and provisions of the Lease Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	First Amendment to Lease, entered into as of October 31, 2016, by and between Accuride Corporation and Big Box Property Owner A, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
/s/ STEPHEN A. MARTIN	Dated: November 3, 2016
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Lease, entered into as of October 31, 2016, by and between Accuride Corporation and Big Box Property Owner A, LLC.